Table of Contents

Exhibit 99.10

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Echo Healthcare Acquisition Corp.
8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia 22182

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ECHO HEALTHCARE ACQUISITION CORP.

The undersigned appoints Joel Kanter and Kevin Pendergest, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Echo held of record by the undersigned on November 7, 2007, at the Special Meeting of Stockholders to be held on December 12, 2007, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 & 4. THE ECHO BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

ECHO MAY POSTPONE OR ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE ECHO BOARD OF DIRECTORS, SUCH AS NOT HAVING ACHIEVED THE REQUISITE VOTE TO APPROVE THE PROPOSALS.

(Continued and to be signed on reverse side)

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

To Vote Your Proxy By Internet
	ATTENTION: REGISTERED STOCKHOLDERS VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE	[COMPUTER]

Echo Healthcare Acquisition Corp.

Voting by Internet is quick, easy and immediate. As a registered Echo Healthcare Acquisition Corp. stockholder, you also have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. If you are a registered stockholder, a label with your unique control number and the voting website will be adhered to the reverse side of this form. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 11, 2007.

It’s fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1.  Read the accompanying Proxy Statement and Proxy Card (also available at the website).
2. Go to the Website http://www.vote.corporatestock.com.
3. Enter your personal Control Number located on the reverse side of this form.
4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Table of Contents

Please mark votes as in this example [  ]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 & 4. THE ECHO BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.
To adopt the Second Amended and Restated Agreement and Plan of Merger dated as of October 23, 2007, by and among Echo, Pet DRx Acquisition Company, a wholly-owned subsidiary of Echo, and XLNT Veterinary Care, Inc., and the transactions contemplated by the amended and restated merger agreement.
	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Echo common stock issued in the Echo initial public offering, may you exercise your conversion rights and demand that Echo convert your shares of common stock into cash by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Echo common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and your tender of your stock certificate to the combined company. I HEREBY EXERCISE MY CONVERSION RIGHTS    [  ]

2.	To adopt the amended and restated certificate of incorporation of Echo.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To adopt the 2007 Stock Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.
To approve the payment, out of proceeds currently held in trust, upon the consummation of the merger contemplated by the merger proposal of the consulting fees incurred by Windy City, Inc. for the benefit of Echo pursuant to Windy City’s engagement of Strategic Alliance Network
		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.
Signature __________    Signature __________    Date __________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.

ATTACH LABEL HERE